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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-82522, 333-15235 and 333-53085) of InFocus Corporation and subsidiaries of our report dated February 15, 2000, except for Notes 17 and 18 as to which the date is April 5, 2000, relating to the consolidated financial statements of Proxima ASA, which appears in this Form 8-K.

PricewaterhouseCoopers DA
Oslo, Norway
July 5, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS